UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2010

URBAN BARNS FOODS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-145897	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7170 Glover Road, Milner, British Columbia	V0X 1T0	(604) 888-0420
(Address of principal executive offices)	(Zip Code)	Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 13, 2010, Urban Barns Foods Inc., (the “Company”) entered into a Preferred Stock Purchase Agreement (the “Agreement”) with Socius Capital Group, LLC (the “Investor”) to sell up to five million dollars ($5,000,000) worth of its newly authorized, non-convertible, Series A Preferred Stock (“Series A Preferred”) at a price of $10,000 per Series A Preferred share. The Company will determine the time and amount of Series A Preferred to be purchased by the Investor, and may sell such shares in multiple tranches.  The Company has also issued warrants to purchase up to a total of $6,750,000 worth of shares of the Company’s common stock (the “Warrants”) which may be exercised upon the acquisition of shares of Series A Preferred by the Investor, with exercise prices to be fixed upon the Company’s election to sell Series A Preferred shares to the Investor.

In addition, pursuant to the terms of the Agreement, the Company paid a non-refundable fee of $250,000 through the issuance of 1,470,588 shares of the Company’s common stock (the “Fee Shares”).

The shares of Series A Preferred, and the Fee Shares, are being offered and sold to the Investor in a private placement transaction made in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. The Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

Please see Item 1.01 for details on the proposed sale of the Series A Preferred shares and the issuance of the Fee Shares.

ITEM 5.03 AMENDMENT OF ARTICLES OF INCORPORATION OR BYLAWS.

On April 12, 2010, the Company filed an amendment to its articles of incorporation to authorize the creation of a class of preferred shares.  The amendment authorized the issuance of up to 100,000,000 million preferred shares, $0.01 par value.

To create the Series A Preferred sold to the Investor under the Agreement, on April 13, 2010, the Company amended its Certificate of Incorporation by filing a Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred.  The Series A Preferred has priority over any other series of preferred stock to be created and Common Stock on the proceeds from any sale or liquidation of the Company in an amount equal to the purchase price of the Series A Preferred, plus any accrued but unpaid dividends. From the date of issuance of the Series A Preferred, dividends at the rate per annum of ten percent (10%) of the purchase price per share shall accrue on such shares of Series A Preferred.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On April 12, 2010, the Company, without holding a meeting, received written approval from holders of 50.8% of its issued and outstanding voting securities for the creation of a class of preferred shares, $0.001 par value.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1	Preferred Stock Purchase Agreement dated April 13, 2010
3.1	Certificate of Amendment filed on April 12, 2010
3.2	Certificate of Designation filed on April 13, 2010

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN BARNS FOODS INC.

/s/ Daniel Meikleham
Daniel Meikleham
Chief Financial Officer and Chairman of the Board of Directors

Date:  April 19, 2010